UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2011

Date of Report (date of earliest event reported)

Synopsys, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Synopsys, Inc. is filing this Form 8-K/A as an amendment to our current report on Form 8-K filed with the Securities and Exchange Commission on March 25, 2011. The sole purpose of this amendment is to disclose Synopsys’ decision regarding how often we will hold an advisory stockholder vote on the compensation of our named executive officers. No other changes have been made to the original current report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, on March 24, 2011, consistent with the recommendation of Synopsys’ Board of Directors, our stockholders indicated a preference for Synopsys to hold an advisory stockholder vote on the compensation of our named executive officers on an annual basis. After consideration of the vote, and based upon its prior recommendation, on May 26, 2011, our Board of Directors determined that Synopsys will hold an advisory vote on the compensation of our named executive officers annually until our Board of Directors determines otherwise or decides to hold another advisory vote on frequency, which will be no later than our 2017 Annual Stockholders Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: May 27, 2011	By:	/s/ Brian M. Beattie
Brian M. Beattie
Chief Financial Officer (Principal Financial Officer)